SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

BioZone Pharmaceuticals, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-146182	20-5978559
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Biozone Pharmaceuticals, Inc. (the “Company”) entered into a Separation and Release Agreement with Nian Wu, a consultant to the Company (the “Separation Agreement”).  Under the terms of the Separation Agreement, the parties agreed to terminate the License Agreement dated as of February 12, 2012, granting the Company the right to utilize certain of Mr. Wu’s patents relating to “Sugar Lipid Technology” for the potential commercial formulation of Propofol, and the distribution rights granted by the Company to Opko Health, Inc.  Mr. Wu also tendered for cancellation 6,650,000 shares of the Company’s common stock issued in connection with the acquisition of certain patent rights from Biozone Laboratories, Inc. and affiliates in June 2011.   As a result of the foregoing, the Company terminated its research and development activities, including personnel connected with such efforts, in Princeton New Jersey and Mr. Wu agreed to use his best efforts to assume the Company’s lease.  The Separation Agreement became effective on September 20, 2012 upon acceptance by Opko Health, Inc.

On September 20, 2012, the Company also entered into a Limited License Agreement (the “License Agreement”) pursuant to which the Company granted Mr. Wu a limited non-exclusive worldwide license to certain of its patents,  originally co-invented by Mr. Wu and assigned to the Company. Under the terms of the License Agreement, each of the Company and Mr. Wu agreed to pay the other a royalty equal to 5% of their respective quarterly net sales of Covered Products (defined as any pharmaceutical preparation or formulation where the manufacture, use, sale, offer for sale, license or assignment thereof relies in whole or in party on any of the patents licensed under the License Agreement) that rely on any Valid Claims (as defined in the License Agreement).  Additionally, each of the Company and Mr. Wu agreed to pay the other 50% of all fees or other payments (including all milestones, upfront payments or advances, but excluding royalties on net sales or funding or reimbursement costs of research and development activities) in consideration for any rights granted under a sublicense of the patents assigned under the License Agreement.

The License Agreement is effective until the expiration of the last to expire licensed patents unless sooner terminated pursuant to the terms of the License Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1  Separation and Release Agreement between the Company and Nian Wu.

10.2  License Agreement between the Company and Nian Wu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BioZone Pharmaceuticals, Inc.

Date: September 24, 2012	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer and Chief Financial Officer